Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS
THIRD QUARTER 2020 EARNINGS OF $0.75 PER DILUTED SHARE
WATERBURY, Conn., October 22, 2020 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $66.9 million, or $0.75 per diluted share, for the quarter ended September 30, 2020, compared to $91.4 million, or $1.00 per diluted share, for the quarter ended September 30, 2019.
“True to our heritage and our values, we are pleased to be able to do our part to help consumers and businesses manage through uncertainties brought on by the COVID-19 pandemic,” said John R. Ciulla, chairman and chief executive officer. “Webster bankers have continued to distinguish themselves in supporting their customers and their communities.”
Highlights for the third quarter of 2020:
•Revenue of $294.3 million.
•Loan growth of $2.3 billion, or 11.8 percent from a year ago, led by commercial and commercial real estate, which increased 20.2 percent. Excluding Paycheck Protection Program (PPP) loans, total loan growth was $946 million, or 4.8 percent.
•Results include a Current Expected Credit Loss (CECL) provision of $22.8 million with a reserve build of $11.3 million, resulting in an allowance coverage of 1.69 percent, or 1.80 percent excluding $1.4 billion of PPP loans.
•Deposit growth of $3.6 billion, or 15.6 percent from a year ago, with growth of $1.8 billion in demand deposits and $688 million in HSA deposits.
•Net interest margin of 2.88 percent.
•Efficiency ratio (non-GAAP) of 60.0 percent.
“Proactively working with our customers, payment deferral accommodations have declined from almost $1.4 billion at June 30 to less than $500 million at September 30,” said Glenn MacInnes, executive vice president and chief financial officer. “Webster’s capital and liquidity strength has enabled us to continue to support our customers and assist in the broader financial recovery.”

Line of Business performance compared to the third quarter of 2019
Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of September 30, 2020, Commercial Banking had $12.6 billion in loans and leases and $6.0 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$107,417	$104,549	2.7%
Non-interest income	13,099	13,987	(6.3)
Operating revenue	120,516	118,536	1.7
Non-interest expense	47,610	45,261	(5.2)
Pre-tax, pre-provision net revenue	$72,906	$73,275	(0.5)

			Percent
	At September 30,		Increase/
(In millions)	2020	2019	(Decrease)
Loans and leases	$12,620	$11,121	13.5%
Deposits	5,999	4,528	32.5
Note: In 1Q20, segment net interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. The prior period has been restated to reflect the change.
Pre-tax, pre-provision net revenue decreased $0.4 million to $72.9 million in the quarter as compared to prior year. Net interest income increased $2.9 million to $107.4 million, primarily driven by loan and deposit growth. Non-interest income decreased $0.9 million to $13.1 million as a result of lower loan fees. Non-interest expense increased $2.3 million to $47.6 million, primarily due to higher support costs and lower deferred loan origination costs.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of September 30, 2020, HSA Bank had $9.4 billion in total footings comprising $7.0 billion in deposit balances and $2.4 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$39,861	$43,581	(8.5)%
Non-interest income	27,235	23,526	15.8
Operating revenue	67,096	67,107	—
Non-interest expense	34,789	32,918	(5.7)
Pre-tax, net revenue	$32,307	$34,189	(5.5)

			Percent
	At September 30,		Increase/
(Dollars in millions)	2020	2019	(Decrease)
Number of accounts (thousands)	2,968	2,992	(0.8)%

Deposits	$6,976	$6,288	10.9
Linked investment accounts *	2,454	1,875	30.9
Total footings	$9,430	$8,163	15.5
* Linked investment accounts are held off balance sheet
Note: In 1Q20, segment net interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. The prior period has been restated to reflect the change.
Pre-tax net revenue decreased $1.9 million to $32.3 million in the quarter as compared to prior year. Net interest income decreased $3.7 million to $39.9 million, due to a decline in deposit spreads partially offset by a 10.9 percent growth in deposits. Non-interest income increased $3.7 million to $27.2 million, due primarily to fees related to third party administration (TPA) agreements and account closures in the quarter. Non-interest expense increased $1.9 million to $34.8 million, primarily due to merit increases, medical costs, and expenses to support the current enrollment season.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 156 banking centers and 298 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of September 30, 2020, Community Banking had $9.2 billion in loans and $14.0 billion in deposit balances.
Community Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$108,218	$104,613	3.4%
Non-interest income	28,970	28,115	3.0
Operating revenue	137,188	132,728	3.4
Non-interest expense	98,991	99,835	0.8
Pre-tax, pre-provision net revenue	$38,197	$32,893	16.1

			Percent
	At September 30,		Increase/
(In millions)	2020	2019	(Decrease)
Loans	$9,232	$8,430	9.5%
Deposits	13,950	12,462	11.9
Note: In 1Q20, segment net interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. The prior period has been restated to reflect the change.
Pre-tax, pre-provision net revenue increased $5.3 million to $38.2 million in the quarter as compared to prior year. Net interest income increased $3.6 million to $108.2 million, due to balance growth in the loan and deposit portfolios, partially offset by a decline in deposit spreads. Non-interest income increased $0.9 million driven by increased fee income from mortgage banking activities in the current quarter. This increase was partially offset by lower deposit-related service charges, as well as lower loan servicing and investment services fees. Non-interest expense decreased $0.8 million to $99.0 million resulting from lower bank operations expense and charges taken in 2019 related to the suspension of two lending initiatives. These reductions more than offset increased employee-related expenses and continued investments in technology.

Consolidated financial performance:
Quarterly net interest income compared to the third quarter of 2019:
•Net interest income was $219.3 million compared to $240.5 million.
•Net interest margin was 2.88 percent compared to 3.49 percent. The yield on interest-earning assets declined by 112 basis points, and the cost of interest-bearing liabilities declined by 54 basis points.
•Average interest-earning assets totaled $30.9 billion and grew by $3.3 billion, or 11.8 percent.
•Average loans totaled $21.9 billion and grew by $2.4 billion, or 12.3 percent.
•Average deposits totaled $26.9 billion and grew by $3.8 billion, or 16.3 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $22.8 million in the quarter, contributing to an $11.3 million increase in the allowance for credit losses on loans and leases. The increase in the allowance reflects our current estimate of forecasted economic conditions. The provision for credit losses was $40.0 million in the prior quarter and $11.3 million a year ago. The increase compared to a year ago is primarily due to the adoption of CECL and the impact of COVID-19.
•Net charge-offs were $11.5 million, compared to $16.4 million in the prior quarter and $13.8 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.21 percent, compared to 0.30 percent in the prior quarter and 0.28 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.69 percent of total loans at September 30, 2020, compared to 1.64 percent at June 30, 2020 and 1.07 percent at September 30, 2019. Excluding $1.4 billion of PPP loans, the coverage ratio was 1.80 percent at September 30, 2020. The allowance for credit losses at September 30 and June 30 was estimated in accordance with the CECL accounting standard. The allowance represented 227 percent of nonperforming loans at September 30, 2020 compared to 207 percent at June 30, 2020 and 129 percent at September 30, 2019.
Quarterly non-interest income compared to the third quarter of 2019:
•Total non-interest income was $75.1 million compared to $69.9 million, an increase of $5.1 million. This reflects an increase of $5.0 million in mortgage banking activities primarily due to a decline in mortgage interest rates driving higher origination volume, a $3.7 million increase in HSA fee income primarily driven by TPA account fees, and a $1.9 million increase in other income primarily due to customer derivatives. These increases were partially offset by a decrease of $3.5 million in deposit service fees driven by overdraft and service related fees and a $1.7 million decrease in loan related fees primarily due to lower syndication, prepayment penalties, and loan servicing fees.

Quarterly non-interest expense compared to the third quarter of 2019:
•Total non-interest expense was $184.0 million compared to $179.9 million, an increase of $4.1 million. This reflects an increase in compensation and benefits of $5.4 million due to annual merit increases and other benefits, a $1.7 million increase in technology and equipment due to continued infrastructure investment, and $4.8 million in professional fees related to our strategic initiatives. This was partially offset by lower pension costs, travel expenses and a one-time business optimization cost recorded in the year ago period.
Quarterly income taxes compared to the third quarter of 2019:
•Income tax expense was $18.3 million compared to $25.4 million and the effective tax rate was 20.9 percent compared to 21.3 percent.
•The lower effective tax rate in the quarter primarily reflects the effects of reduced pre-tax income in 2020 compared to 2019, partially offset by net discrete tax benefits recognized during the period a year ago.
Investment securities:
•Total investment securities were $9.0 billion, compared to $8.7 billion at June 30, 2020 and $8.2 billion at September 30, 2019. The carrying value of the available-for-sale portfolio included $103.1 million of net unrealized gains, compared to $87.2 million at June 30, 2020 and $20.9 million of net unrealized gains at September 30, 2019. The carrying value of the held-to-maturity portfolio does not reflect $283.0 million of net unrealized gains, compared to $268.4 million at June 30, 2020 and $92.2 million of net unrealized gains at September 30, 2019.
Loans:
•Total loans were $21.9 billion, compared to $21.8 billion at June 30, 2020 and $19.6 billion at September 30, 2019. Compared to June 30, 2020, commercial loans increased by $65.8 million, commercial real estate loans increased by $100.3 million, while consumer loans decreased by $80.8 million and residential mortgages decreased by $35.8 million.
•Compared to a year ago, commercial loans increased by $1.603 billion, with PPP loans representing $1.4 billion of the increase. Commercial real estate loans increased by $909.5 million and residential mortgages increased by $12.1 million, while consumer loans decreased by $223.9 million.
•Loan originations for the portfolio were $1.560 billion, or $1.525 billion excluding PPP loan originations, compared to $2.817 billion in the prior quarter, or $1.413 billion excluding PPP loan originations, and $1.610 billion a year ago. In addition, $149 million of residential loans were originated for sale in the quarter, compared to $115 million in the prior quarter and $73 million a year ago.

Asset quality:
•Total nonperforming loans were $162.6 million, or 0.74 percent of total loans, compared to $173.1 million, or 0.79 percent of total loans, at June 30, 2020 and $162.7 million, or 0.83 percent of total loans, at September 30, 2019. Total paying nonperforming loans were $67.4 million, compared to $58.0 million at June 30, 2020 and $71.9 million at September 30, 2019.
•Past due loans were $21.8 million, compared to $39.8 million at June 30, 2020 and $35.6 million at September 30, 2019.
Deposits and borrowings:
•Total deposits were $26.9 billion, compared to $26.4 billion at June 30, 2020 and $23.3 billion at September 30, 2019. Core deposits to total deposits were 90.5 percent, compared to 89.9 percent at June 30, 2020 and 86.0 percent at September 30, 2019. The loan to deposit ratio was 81.2 percent, compared to 82.7 percent at June 30, 2020 and 84.0 percent at September 30, 2019.
•Total borrowings were $2.3 billion, compared to $2.8 billion at June 30, 2020 and $3.2 billion at September 30, 2019.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 8.80 percent and 10.91 percent, respectively, compared to 12.36 percent and 15.37 percent, respectively, in the third quarter of 2019.
•The tangible equity and tangible common equity ratios were 8.19 percent and 7.75 percent, respectively, compared to 8.83 percent and 8.34 percent, respectively, at September 30, 2019. The common equity tier 1 risk-based capital ratio was 11.23 percent, compared to 11.63 percent at September 30, 2019.
•Book value and tangible book value per common share were $34.09 and $27.86, respectively, compared to $32.68 and $26.58, respectively, at September 30, 2019.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $33.0 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 156 banking centers and 298 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s third quarter 2020 earnings announcement will be held today, Thursday, October 22, 2020 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to successfully execute our business plan and manage our risks; (2) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (3) volatility and disruption in national and international financial markets; (4) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; (5) changes in the level of nonperforming assets and charge-offs; (6) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (7) adverse conditions in the securities markets that lead to impairment in the value of our investment securities; (8) inflation, changes in interest rate, and monetary fluctuations; (9) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (10) changes in deposit flows, consumer spending, borrowings, and savings habits; (11) our ability to implement new technologies and maintain secure and reliable technology systems; (12) performance by our counterparties and vendors; (13) our ability to increase market share and control expenses; (14) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (15) changes in laws and regulations (including those concerning taxes, banking, securities, insurance, and healthcare) with which we and our subsidiaries must comply, including recent and potential legislative and regulatory changes in response to the COVID-19 pandemic such as the CARES Act and the rules and regulations that may be promulgated thereunder; (16) the effect of changes in accounting policies and practices applicable to us, including changes in our allowance for loan and lease losses and other impacts of recently adopted accounting guidance regarding the recognition of credit losses; (17) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (18) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019

Income and performance ratios:
Net income	$69,281	$53,097	$38,199	$90,473	$93,865
Earnings applicable to common shareholders	66,890	50,729	36,021	88,066	91,442
Earnings per diluted common share	0.75	0.57	0.39	0.96	1.00
Return on average assets	0.84%	0.65%	0.50%	1.19%	1.27%
Return on average tangible common shareholders' equity (non-GAAP)	10.91	8.47	5.95	14.34	15.37
Return on average common shareholders’ equity	8.80	6.79	4.75	11.60	12.36
Non-interest income as a percentage of total revenue	25.50	21.12	24.12	23.47	22.52

Asset quality:
Allowance for credit losses on loans and leases	$369,811	$358,522	$334,931	$209,096	$209,152
Nonperforming assets	167,314	178,381	169,120	157,380	166,716
Allowance for credit losses on loans and leases/total loans and leases	1.69%	1.64%	1.60%	1.04%	1.07%
Net charge-offs/average loans and leases (annualized)	0.21	0.30	0.15	0.12	0.28
Nonperforming loans and leases/total loans and leases	0.74	0.79	0.78	0.75	0.83
Nonperforming assets/total loans and leases plus OREO	0.77	0.82	0.81	0.79	0.85
Allowance for credit losses on loans and leases/nonperforming loans and leases	227.39	207.17	206.37	138.56	128.55

Other ratios:
Tangible equity (non-GAAP)	8.19%	8.14%	8.14%	8.88%	8.83%
Tangible common equity (non-GAAP)	7.75	7.69	7.67	8.39	8.34
Tier 1 risk-based capital (a)	11.88	11.82	11.60	12.22	12.32
Total risk-based capital (a)	13.47	13.42	13.10	13.55	13.68
Common equity tier 1 risk-based capital (a)	11.23	11.17	10.95	11.56	11.63
Shareholders’ equity/total assets	9.76	9.71	9.76	10.56	10.54
Net interest margin	2.88	2.99	3.23	3.27	3.49
Efficiency ratio (non-GAAP)	59.99	60.04	58.03	58.52	56.60

Equity and share related:
Common equity	$3,074,653	$3,029,742	$2,945,205	$3,062,733	$3,007,357
Book value per common share	34.09	33.59	32.66	33.28	32.68
Tangible book value per common share (non-GAAP)	27.86	27.40	26.46	27.19	26.58
Common stock closing price	26.41	28.61	22.90	53.36	46.87
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	90,204	90,194	90,172	92,027	92,034
Weighted-average common shares outstanding - Basic	89,630	89,485	90,936	91,574	91,559
Weighted-average common shares outstanding - Diluted	89,738	89,570	91,206	91,916	91,874

(a) Presented as preliminary for September 30, 2020 and actual for the remaining periods. In accordance with regulatory capital rules, the Company elected an option to delay the estimated impact of CECL on its regulatory capital over a five-year transition period ending December 31, 2024. As a result, capital ratios and amounts as of September 30, 2020 exclude the impact of the increased allowance for credit losses on loans, held-to-maturity debt securities and unfunded loan commitments attributed to the adoption of CECL.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2020	June 30, 2020	September 30, 2019
Assets:
Cash and due from banks	$181,524	$198,680	$227,966
Interest-bearing deposits	60,276	104,444	74,865
Securities:
Available for sale	3,304,217	3,183,624	2,960,103
Held to maturity	5,723,434	5,477,126	5,193,521
Total securities	9,027,651	8,660,750	8,153,624
Allowance for credit losses on investment securities held-to-maturity	(306)	(309)	—
Securities, net	9,027,345	8,660,441	8,153,624
Loans held for sale	29,018	46,446	27,061
Loans and Leases:
Commercial	8,612,549	8,546,769	7,009,884
Commercial real estate	6,307,567	6,207,314	5,398,084
Residential mortgages	4,885,821	4,921,573	4,873,726
Consumer	2,046,086	2,126,861	2,269,952
Total loans and leases	21,852,023	21,802,517	19,551,646
Allowance for credit losses on loans and leases	(369,811)	(358,522)	(209,152)
Loans and leases, net	21,482,212	21,443,995	19,342,494
Federal Home Loan Bank and Federal Reserve Bank stock	89,611	94,495	116,984
Premises and equipment, net	250,535	258,392	278,642
Goodwill and other intangible assets, net	561,902	558,367	561,252
Cash surrender value of life insurance policies	561,021	557,325	549,335
Deferred tax asset, net	76,695	77,145	59,956
Accrued interest receivable and other assets	674,304	708,887	502,921
Total Assets	$32,994,443	$32,708,617	$29,895,100

Liabilities and Shareholders' Equity:
Deposits:
Demand	$6,136,814	$6,193,757	$4,291,659
Health savings accounts	6,976,280	6,786,845	6,288,218
Interest-bearing checking	3,390,921	3,280,125	2,619,452
Money market	3,069,098	2,686,650	2,560,918
Savings	4,777,000	4,742,573	4,264,853
Certificates of deposit	2,570,440	2,666,047	3,249,860
Brokered certificates of deposit	—	—	5,705
Total deposits	26,920,553	26,355,997	23,280,665
Securities sold under agreements to repurchase and other borrowings	1,301,822	1,688,805	1,210,692
Federal Home Loan Bank advances	433,243	523,321	1,392,849
Long-term debt	568,846	570,029	549,158
Accrued expenses and other liabilities	550,289	395,686	309,342
Total liabilities	29,774,753	29,533,838	26,742,706
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	3,074,653	3,029,742	3,007,357
Total shareholders’ equity	3,219,690	3,174,779	3,152,394
Total Liabilities and Shareholders' Equity	$32,994,443	$32,708,617	$29,895,100

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2020	2019	2020	2019
Interest income:
Interest and fees on loans and leases	$188,001	$236,453	$600,709	$701,166
Interest and dividends on securities	51,009	57,517	164,687	170,958
Loans held for sale	229	166	588	459
Total interest income	239,239	294,136	765,984	872,583
Interest expense:
Deposits	12,598	34,214	59,246	97,991
Borrowings	7,385	19,383	32,274	50,715
Total interest expense	19,983	53,597	91,520	148,706
Net interest income	219,256	240,539	674,464	723,877
Provision for credit losses	22,750	11,300	138,750	31,800
Net interest income after provision for loan and lease losses	196,506	229,239	535,714	692,077
Non-interest income:
Deposit service fees	39,278	41,410	117,687	127,552
Loan and lease related fees	6,568	8,246	20,032	22,623
Wealth and investment services	8,255	8,496	24,096	24,456
Mortgage banking activities	7,087	2,133	14,185	3,829
Increase in cash surrender value of life insurance policies	3,695	3,708	10,899	10,942
Gain on investment securities, net	—	—	8	—
Other income	10,177	5,938	21,607	24,994
Total non-interest income	75,060	69,931	208,514	214,396
Non-interest expense:
Compensation and benefits	104,019	98,623	305,637	294,935
Occupancy	14,275	14,087	43,005	42,802
Technology and equipment	27,846	26,180	83,151	77,644
Marketing	3,852	4,758	10,640	12,329
Professional and outside services	9,223	5,024	21,044	16,706
Intangible assets amortization	1,089	961	3,013	2,885
Loan workout expenses	612	986	1,497	2,478
Deposit insurance	4,204	4,409	13,944	13,292
Other expenses	18,876	24,866	57,485	73,149
Total non-interest expense	183,996	179,894	539,416	536,220
Income before income taxes	87,570	119,276	204,812	370,253
Income tax expense	18,289	25,411	44,235	78,003
Net income	69,281	93,865	160,577	292,250
Preferred stock dividends and other	(2,391)	(2,423)	(6,819)	(7,331)
Earnings applicable to common shareholders	$66,890	$91,442	$153,758	$284,919

Weighted-average common shares outstanding - Diluted	89,738	91,874	90,235	91,883

Earnings per common share:
Basic	$0.75	$1.00	$1.71	$3.11
Diluted	0.75	1.00	1.70	3.10

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Interest income:
Interest and fees on loans and leases	$188,001	$196,521	$216,187	$223,527	$236,453
Interest and dividends on securities	51,009	55,570	58,108	58,205	57,517
Loans held for sale	229	184	175	268	166
Total interest income	239,239	252,275	274,470	282,000	294,136
Interest expense:
Deposits	12,598	18,805	27,843	31,586	34,214
Borrowings	7,385	9,063	15,826	19,164	19,383
Total interest expense	19,983	27,868	43,669	50,750	53,597
Net interest income	219,256	224,407	230,801	231,250	240,539
Provision for credit losses	22,750	40,000	76,000	6,000	11,300
Net interest income after provision for loan and lease losses	196,506	184,407	154,801	225,250	229,239
Non-interest income:
Deposit service fees	39,278	35,839	42,570	40,470	41,410
Loan and lease related fees	6,568	6,968	6,496	8,704	8,246
Wealth and investment services	8,255	7,102	8,739	8,476	8,496
Mortgage banking activities	7,087	4,205	2,893	2,286	2,133
Increase in cash surrender value of life insurance policies	3,695	3,624	3,580	3,670	3,708
Gain on investment securities, net	—	—	8	29	—
Other income	10,177	2,338	9,092	7,284	5,938
Total non-interest income	75,060	60,076	73,378	70,919	69,931
Non-interest expense:
Compensation and benefits	104,019	99,731	101,887	100,467	98,623
Occupancy	14,275	14,245	14,485	14,379	14,087
Technology and equipment	27,846	27,468	27,837	27,639	26,180
Marketing	3,852	3,286	3,502	3,957	4,758
Professional and outside services	9,223	6,158	5,663	4,674	5,024
Intangible assets amortization	1,089	962	962	962	961
Loan workout expenses	612	392	493	474	986
Deposit insurance	4,204	5,015	4,725	4,662	4,409
Other expenses	18,876	19,327	19,282	22,516	24,866
Total non-interest expense	183,996	176,584	178,836	179,730	179,894
Income before income taxes	87,570	67,899	49,343	116,439	119,276
Income tax expense	18,289	14,802	11,144	25,966	25,411
Net income	69,281	53,097	38,199	90,473	93,865
Preferred stock dividends and other	(2,391)	(2,368)	(2,178)	(2,407)	(2,423)
Earnings applicable to common shareholders	$66,890	$50,729	$36,021	$88,066	$91,442

Weighted-average common shares outstanding - Diluted	89,738	89,570	91,206	91,916	91,874

Earnings per common share:
Basic	$0.75	$0.57	$0.40	$0.96	$1.00
Diluted	0.75	0.57	0.39	0.96	1.00

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended September 30,
		2020			2019
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,870,740	$188,865	3.40%	$19,473,293	$237,131	4.80%
Investment securities (a)	8,762,692	52,154	2.47	7,929,568	57,810	2.93
Federal Home Loan and Federal Reserve Bank stock	91,232	600	2.62	104,975	1,120	4.23
Interest-bearing deposits	102,059	26	0.10	63,751	345	2.12
Loans held for sale	31,211	229	2.94	20,301	166	3.29
Total interest-earning assets	30,857,934	$241,874	3.13%	27,591,888	$296,572	4.25%
Non-interest-earning assets	2,057,503			1,965,521
Total Assets	$32,915,437			$29,557,409

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$6,228,436	$—	—%	$4,322,932	$—	—%
Health savings accounts	6,953,641	2,073	0.12	6,274,341	3,135	0.20
Interest-bearing checking, money market and savings	11,167,653	3,983	0.14	9,256,189	14,697	0.63
Certificates of deposit	2,589,888	6,542	1.00	3,301,588	16,382	1.97
Total deposits	26,939,618	12,598	0.19	23,155,050	34,214	0.59

Securities sold under agreements to repurchase and other borrowings	1,225,616	608	0.19	1,362,877	6,571	1.89
Federal Home Loan Bank advances	449,085	2,528	2.20	1,017,787	6,910	2.66
Long-term debt (a)	569,425	4,249	3.25	543,869	5,902	4.52
Total borrowings	2,244,126	7,385	1.33	2,924,533	19,383	2.63
Total interest-bearing liabilities	29,183,744	$19,983	0.27%	26,079,583	$53,597	0.81%
Non-interest-bearing liabilities	526,363			359,135
Total liabilities	29,710,107			26,438,718

Preferred stock	145,037			145,037
Common shareholders' equity	3,060,293			2,973,654
Total shareholders' equity	3,205,330			3,118,691
Total Liabilities and Shareholders' Equity	$32,915,437			$29,557,409
Tax-equivalent net interest income		221,891			242,975
Less: tax-equivalent adjustments		(2,635)			(2,436)
Net interest income		$219,256			$240,539
Net interest margin			2.88%			3.49%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Nine Months Ended September 30,
		2020			2019
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,270,350	$603,100	3.75%	$19,007,780	$703,136	4.90%
Investment securities (a)	8,554,646	167,027	2.67	7,572,687	171,265	3.01
Federal Home Loan and Federal Reserve Bank stock	108,788	2,716	3.33	108,716	3,949	4.86
Interest-bearing deposits	89,989	222	0.32	56,449	983	2.30
Loans held for sale	25,944	588	3.02	19,013	459	3.22
Total interest-earning assets	30,049,717	$773,653	3.43%	26,764,645	$879,792	4.36%
Non-interest-earning assets	2,017,159			1,872,632
Total Assets	$32,066,876			$28,637,277

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$5,525,573	$—	—%	$4,261,060	$—	—%
Health savings accounts	6,854,101	7,973	0.16	6,213,150	9,150	0.20
Interest-bearing checking, money market and savings	10,427,634	22,848	0.29	9,050,853	40,622	0.60
Certificates of deposit	2,841,385	28,425	1.34	3,290,044	48,219	1.96
Total deposits	25,648,693	59,246	0.31	22,815,107	97,991	0.57

Securities sold under agreements to repurchase and other borrowings	1,366,292	5,318	0.51	918,864	13,227	1.90
Federal Home Loan Bank advances	870,063	13,145	1.98	1,084,332	22,467	2.73
Long-term debt (a)	563,805	13,811	3.52	441,329	15,021	4.63
Total borrowings	2,800,160	32,274	1.55	2,444,525	50,715	2.75
Total interest-bearing liabilities	28,448,853	$91,520	0.43%	25,259,632	$148,706	0.78%
Non-interest-bearing liabilities	433,207			353,346
Total liabilities	28,882,060			25,612,978

Preferred stock	145,037			145,037
Common shareholders' equity	3,039,779			2,879,262
Total shareholders' equity	3,184,816			3,024,299
Total Liabilities and Shareholders' Equity	$32,066,876			$28,637,277
Tax-equivalent net interest income		682,133			731,086
Less: tax-equivalent adjustments		(7,669)			(7,209)
Net interest income		$674,464			$723,877
Net interest margin			3.03%			3.62%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Loan and Lease Balances (actual):
Commercial non-mortgage	$7,722,838	$7,606,245	$6,385,619	$5,833,952	$5,887,119
Asset-based lending	889,711	940,524	1,180,328	1,046,886	1,122,765
Commercial real estate	6,307,567	6,207,314	6,122,474	5,949,339	5,398,084
Residential mortgages	4,885,821	4,921,573	4,991,512	4,972,685	4,873,726
Consumer	2,046,086	2,126,861	2,211,591	2,234,124	2,269,952
Total Loan and Lease Balances	21,852,023	21,802,517	20,891,524	20,036,986	19,551,646
Allowance for credit losses on loans and leases	(369,811)	(358,522)	(334,931)	(209,096)	(209,152)
Loans and Leases, net	$21,482,212	$21,443,995	$20,556,593	$19,827,890	$19,342,494

Loan and Lease Balances (average):
Commercial non-mortgage	$7,683,879	$7,318,814	$6,005,501	$5,879,600	$5,933,221
Asset-based lending	922,653	1,030,928	1,085,624	1,087,537	1,138,189
Commercial real estate	6,260,114	6,136,091	5,996,728	5,667,764	5,312,403
Residential mortgages	4,914,368	4,946,746	5,013,888	4,917,365	4,802,497
Consumer	2,089,726	2,176,335	2,223,058	2,256,255	2,286,983
Total Loan and Lease Balances	21,870,740	21,608,914	20,324,799	19,808,521	19,473,293
Allowance for credit losses on loans and leases	(363,552)	(340,050)	(269,273)	(211,460)	(213,130)
Loans and Leases, net	$21,507,188	$21,268,864	$20,055,526	$19,597,061	$19,260,163

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Nonperforming loans and leases:
Commercial non-mortgage	$75,080	$75,340	$74,077	$64,793	$64,197
Asset-based lending	3,789	138	137	139	9,165
Commercial real estate	8,784	15,889	12,901	11,554	12,810
Residential mortgages	41,498	46,500	42,393	43,100	43,733
Consumer	33,485	35,187	32,785	31,320	32,794
Total nonperforming loans and leases	$162,636	$173,054	$162,293	$150,906	$162,699

Other real estate owned and repossessed assets:
Commercial non-mortgage	$175	$272	$121	$271	$544
Residential mortgages	3,899	3,081	4,480	4,247	1,912
Consumer	604	1,974	2,226	1,956	1,561
Total other real estate owned and repossessed assets	$4,678	$5,327	$6,827	$6,474	$4,017
Total nonperforming assets	$167,314	$178,381	$169,120	$157,380	$166,716

Past due 30-89 days:
Commercial non-mortgage	$3,821	$13,959	$8,200	$8,482	$5,384
Asset-based lending	—	—	—	—	—
Commercial real estate	329	2,363	2,217	1,700	1,433
Residential mortgages	9,291	15,445	11,814	13,598	13,445
Consumer	8,349	7,857	14,666	18,835	15,217
Total past due 30-89 days	21,790	39,624	36,897	42,615	35,479
Past due 90 days or more and accruing	—	198	75	—	92
Total past due loans and leases	$21,790	$39,822	$36,972	$42,615	$35,571

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Beginning balance	$358,522	$334,931	$209,096	$209,152	$211,671
Adoption of ASU No. 2016-13	—	—	57,568	—	—
Provision	22,753	40,003	76,085	6,000	11,300
Charge-offs:
Commercial non-mortgage	12,085	15,294	5,544	5,041	11,291
Asset-based lending	10	—	—	—	—
Commercial real estate	1,399	—	30	23	32
Residential mortgages	546	194	1,511	876	872
Consumer	1,717	2,586	3,076	3,165	3,765
Total charge-offs	15,757	18,074	10,161	9,105	15,960
Recoveries:
Commercial non-mortgage	1,978	271	558	236	173
Asset-based lending	—	10	3	33	—
Commercial real estate	47	2	3	3	3
Residential mortgages	521	83	235	534	356
Consumer	1,747	1,296	1,544	2,243	1,609
Total recoveries	4,293	1,662	2,343	3,049	2,141
Total net charge-offs	11,464	16,412	7,818	6,056	13,819
Ending balance	$369,811	$358,522	$334,931	$209,096	$209,152

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits, including brokered time deposits. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Efficiency ratio:
Non-interest expense (GAAP)	$183,996	$176,584	$178,836	$179,730	$179,894
Less: Foreclosed property activity (GAAP)	(201)	(217)	(250)	263	(128)
Intangible assets amortization (GAAP)	1,089	962	962	962	961
Other expenses (non-GAAP)	4,786	—	—	—	1,750
Non-interest expense (non-GAAP)	$178,322	$175,839	$178,124	$178,505	$177,311
Net interest income (GAAP)	$219,256	$224,407	$230,801	$231,250	$240,539
Add: Tax-equivalent adjustment (non-GAAP)	2,635	2,561	2,473	2,486	2,436
Non-interest income (GAAP)	75,060	60,076	73,378	70,919	69,931
Other (non-GAAP)	297	293	299	402	350
Customer derivative fair value adjustment (GAAP)	—	5,511	—	—	—
Less: Gain on investment securities, net (GAAP)	—	—	8	29	—
Income (non-GAAP)	$297,248	$292,848	$306,943	$305,028	$313,256
Efficiency ratio (non-GAAP)	59.99%	60.04%	58.03%	58.52%	56.60%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$69,281	$53,097	$38,199	$90,473	$93,865
Less: Preferred stock dividends (GAAP)	1,969	1,969	1,969	1,969	1,968
Add: Intangible assets amortization, tax-effected (GAAP)	860	760	760	760	759
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$68,172	$51,888	$36,990	$89,264	$92,656
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$272,688	$207,552	$147,960	$357,056	$370,624
Average shareholders' equity (non-GAAP)	$3,205,330	$3,155,368	$3,193,525	$3,196,563	$3,118,691
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	560,959	558,835	559,786	560,750	561,715
Average tangible common shareholders' equity (non-GAAP)	$2,499,334	$2,451,496	$2,488,702	$2,490,776	$2,411,939
Return on average tangible common shareholders' equity (non-GAAP)	10.91%	8.47%	5.95%	14.34%	15.37%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Tangible equity:
Shareholders' equity (GAAP)	$3,219,690	$3,174,779	$3,090,242	$3,207,770	$3,152,394
Less: Goodwill and other intangible assets (GAAP)	561,902	558,367	559,328	560,290	561,252
Tangible shareholders' equity (non-GAAP)	$2,657,788	$2,616,412	$2,530,914	$2,647,480	$2,591,142
Total assets (GAAP)	$32,994,443	$32,708,617	$31,654,874	$30,389,344	$29,895,100
Less: Goodwill and other intangible assets (GAAP)	561,902	558,367	559,328	560,290	561,252
Tangible assets (non-GAAP)	$32,432,541	$32,150,250	$31,095,546	$29,829,054	$29,333,848
Tangible equity (non-GAAP)	8.19%	8.14%	8.14%	8.88%	8.83%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,657,788	$2,616,412	$2,530,914	$2,647,480	$2,591,142
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,512,751	$2,471,375	$2,385,877	$2,502,443	$2,446,105
Tangible assets (non-GAAP)	$32,432,541	$32,150,250	$31,095,546	$29,829,054	$29,333,848
Tangible common equity (non-GAAP)	7.75%	7.69%	7.67%	8.39%	8.34%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,512,751	$2,471,375	$2,385,877	$2,502,443	$2,446,105
Common shares outstanding	90,204	90,194	90,172	92,027	92,034
Tangible book value per common share (non-GAAP)	$27.86	$27.40	$26.46	$27.19	$26.58

Core deposits:
Total deposits	$26,920,553	$26,355,997	$24,513,837	$23,324,746	$23,280,665
Less: Certificates of deposit	2,570,440	2,666,047	2,891,161	3,104,765	3,249,860
Brokered certificates of deposit	—	—	100,000	—	5,705
Core deposits (non-GAAP)	$24,350,113	$23,689,950	$21,522,676	$20,219,981	$20,025,100